                                                             EXHIBIT 23(d)(i)(b)

                                   SCHEDULE A
                            AS REVISED MARCH 28, 2003
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                             DATED NOVEMBER 1, 1999
                                     BETWEEN
                              WT INVESTMENT TRUST I
                                       AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                           Premier Money Market Series
                            Prime Money Market Series
                              U.S Government Series
                                Tax-Exempt Series
                         Short/Intermediate Bond Series
                            Broad Market Bond Series
                              Municipal Bond Series
                            Short-Term Income Series
                              Large Cap Core Series
                              Small Cap Core Series
                       International Multi-Manager Series
                               WT Balanced Series
                         Large Cap Multi-Manager Series
                          Large Cap Quantitative Series
                          Mid Cap Multi-Manager Series
                           Mid Cap Quantitative Series
                         Small Cap Multi-Manager Series
                          Small Cap Quantitative Series

                                   SCHEDULE B
                            AS REVISED MARCH 28, 2003
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                             DATED NOVEMBER 1, 1999
                                     BETWEEN
                              WT INVESTMENT TRUST I
                                       AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                                                     ANNUAL FEE AS A % OF
          SERIES                                   AVERAGE DAILY NET ASSETS
          ------                                   ------------------------
PREMIER MONEY MARKET SERIES             .20% of the Series' average daily net assets.

PRIME MONEY MARKET SERIES               .47% of the Series' first $1 billion of average
                                        daily net assets; .43% of the Series' next $500
                                        million of average daily net assets; .40% of the
                                        Series' next $500 million of average daily net
                                        assets; and .37% of the Series' average daily net
                                        assets in excess of $2 billion.

U.S.GOVERNMENT SERIES                   .47% of the Series' first $1 billion of average
                                        daily net assets; .43% of the Series' next $500
                                        million of average daily net assets; .40% of the
                                        Series' next $500 million of average daily net
                                        assets; and .37% of the Series' average daily net
                                        assets in excess of $2 billion.

TAX - EXEMPT SERIES                     .47% of the Series' first $1 billion of average
                                        daily net assets; .43% of the Series' next $500
                                        million of average daily net assets; .40% of the
                                        Series' next $500 million of average daily net
                                        assets; and .37% of the Series' average daily net
                                        assets in excess of $2 billion.

SHORT/INTERMEDIATE SERIES               .35% of the Series' first $1 billion of average
                                        daily net assets; .30% of the Series' next $1
                                        billion of average daily net assets; and .25% of
                                        the Series' average daily net assets over $2
                                        billion.

BROAD MARKET BOND SERIES                .35% of the Series' first $1 billion of average
                                        daily net assets; .30% of the Series' next $1
                                        billion of average daily net assets; and .25% of
                                        the Series' average daily net assets over $2
                                        billion.

MUNICIPAL BOND SERIES                   .35% of the Series' first $1 billion of average
                                        daily net assets; .30% of the Series' next $1
                                        billion of average daily net assets; and .25% of
                                        the Series' average daily net assets over $2
                                        billion.

SHORT-TERM INCOME SERIES                .35% of the Series' first $1 billion of average
                                        daily net assets; .30% of the Series' next $1
                                        billion of average daily net assets; and .25% of
                                        the Series' average daily net assets over $2
                                        billion

LARGE CAP CORE SERIES                   .70% of the Series' first $1 billion of average
                                        daily net assets; .65% of the Series' next $1
                                        billion of average daily net assets; and .60% of
                                        the Series' average daily net assets over $2
                                        billion.

SMALL CAP CORE SERIES                   .60% of the Series' first $1 billion of average
                                        daily net assets; .55% of the Series' next $1
                                        billion of average daily net assets; and .50% of
                                        the Series' average daily net assets over $2
                                        billion.

INTERNATIONAL MULTI-MANAGER SERIES      .15% of the Series average daily net assets.

WT BALANCED SERIES                      .55% of the Series' first $1 billion of average
                                        daily net assets; .50% of the Series' next $1
                                        billion of average daily net assets; and .45% of
                                        the Series' average daily net assets over $2
                                        billion.

LARGE CAP QUANTITATIVE SERIES           .40% of the Series average daily net assets

LARGE CAP MULTI-MANAGER SERIES          .40% of the Series average daily net assets

MID CAP QUANTITATIVE SERIES             .40% of the Series average daily net assets

MID CAP MULTI-MANGER SERIES             .40% of the Series average daily net assets

SMALL CAP QUANTITATIVE SERIES           .40% of the Series average daily net assets

SMALL CAP MULTI-MANAGER SERIES          .40% of the Series average daily net assets